FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High
Vice President of Investor Relations
303-604-3924

DMC GLOBAL ANNOUNCES MICHAEL KUTA TO RETIRE AS PRESIDENT, CEO AND DIRECTOR;
EXECUTIVE CHAIRMAN JAMES O’LEARY WILL SERVE AS INTERIM PRESIDENT & CEO

BROOMFIELD, Colo. – November 13, 2024 – DMC Global Inc. (Nasdaq: BOOM) today announced Michael Kuta will retire as the Company’s president, CEO and as a member of the board, effective November 29, 2024. James O’Leary, DMC’s executive chairman, has agreed to assume the role of interim president and CEO of the Company upon Mr. Kuta’s retirement.

“Michael’s dedication and contributions to DMC during the past decade are greatly appreciated,” Mr. O’Leary said. “The board of directors and everyone at DMC wish him the best in his retirement.”

Kuta said, “I would like to express my sincere gratitude to DMC employees and our Board for the shared professional experiences over the past 10 years. I look forward to ensuring a seamless transition.”

Mr. O’Leary joined the Board in November 2023 with nearly four decades of executive leadership, finance, capital markets and board-level experience. He has extensive expertise in the construction and industrial manufacturing industries and is on the board of publicly traded Builders FirstSource, Inc., the largest U.S. supplier of building products and value-added services to the professional new-residential construction, and repair and remodeling markets.

“I look forward to partnering with DMC’s business leaders and associates around the world to address the internal and external challenges the Company currently faces,” O’Leary said. “My priority is putting the Company on a path toward enhanced value for our stakeholders.”

Mr. O’Leary was chairman of publicly traded BMC Stock Holdings, Inc. prior to its merger with Builders FirstSource in 2021. He was also chairman and CEO of Kaydon Corporation, Inc., a leading, publicly traded manufacturer of highly engineered industrial products, which was sold to an industry peer in a highly successful strategic transaction. His experience also includes extensive work as a director, executive and senior advisor at several leading private equity firms and portfolio companies. Mr. O’Leary holds a master of business administration from the Wharton School of the University of Pennsylvania and a bachelor of business administration from Pace University.

About DMC Global
DMC Global is an owner and operator of innovative, asset-light manufacturing businesses that provide unique, highly engineered products and differentiated solutions. DMC’s businesses have established leadership positions in their respective markets and consist of: Arcadia, a leading supplier of architectural building products; DynaEnergetics, which serves the global energy industry; and NobelClad, which addresses the global industrial infrastructure and transportation sectors. DMC’s businesses are led by experienced, strategically focused management teams, which are supported with business resources and capital allocation expertise to advance their operating strategies and generate the greatest returns. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit: www.dmcglobal.com.

Safe Harbor Language
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, our intent to enhance value for our stakeholders. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and other factors outside of the Company’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect the Company and its financial results is available in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections within the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in other documents that the Company has filed with, or furnished to, the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.